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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 relating to the Pennzoil-Quaker State Company Savings and Investment Plan for Hourly Employees of our report dated June 2, 1998 included in Pennzoil-Quaker State Company's Form 10/A dated December 1, 1998 and to all references to our Firm included in this registration statement.



                                        ARTHUR ANDERSEN LLP
Houston, Texas
December 28, 1998